UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Temasek Blvd, Suite #16-02A, Suntec Tower Two, Singapore	038989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6333 7234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 10, 2007 KAL Energy, Inc., a Delaware corporation (the “Company”), entered into Subscription Agreements (the “Prior Agreements”) with 3 investors (the “Investors”) pursuant to which the Company agreed to sell an aggregate of 937,500 shares of its common stock to the Investors at a purchase price of $0.80 per share, resulting in net proceeds to the Company of approximately $750,000 (the “June 2007 Financing”). The Company also agreed to issue the Investors warrants (the “Warrants”) to purchase up to an aggregate of 937,500 shares of its common stock at an exercise price of $1.428 per share. The closing of the June 2007 Financing occurred on June 10, 2007.

Subsequent to the closing of the June 2007 Financing, a dispute arose between the Company and the Investors as a result of administrative non-conformance relating to the Prior Agreements (the “Dispute”). On June 17, 2008, the Company’s board of directors agreed to resolve the Dispute by restructuring the terms of the June 2007 Financing and entering into an Amended and Restated Subscription Agreement (the “Restated Agreement”) with the Investors (the “Restructuring”). The Company entered into the Restated Agreement with the Investors on June 27, 2008. Pursuant to the Restructuring, the Company reduced the purchase price for the shares of common stock issued in the June 2007 Financing to $0.15 per share and issued an aggregate of 4,062,500 additional shares of common stock to the Investors, resulting in the sale and issuance of an aggregate total of 5,000,000 shares of common stock to the Investors. In addition, the Company and the Investors agreed to cancel and terminate the Warrants, which were not previously issued by the Company to the Investors. The Restructuring will not change the gross proceeds received by the Company from the June 2007 Financing, which remain approximately $750,000.

The shares of the Company’s common stock were issued in a private placement transaction, and such shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the shares of common stock may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The registration rights provisions contained in the Restated Agreement require the Company to prepare and file with the Securities and Exchange Commission a registration statement on Form SB-2 for the purpose of registering for resale all of the shares of common stock that were sold to the Investors.

This announcement is not an offer to sell securities of the Company, and any opportunity to participate in the June 2007 Financing was available to a very limited group of non-“U.S. persons,” as defined in Regulation S (“Regulation S”) promulgated under the Securities Act.

The foregoing description of the Restructuring does not purport to be complete and is qualified in its entirety by reference to the form of Restated Agreement entered into in connection with the Restructuring, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of common stock sold in the private placement transaction described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Regulation S under the Securities Act. The shares of common stock were offered and sold in “offshore transactions,” as defined in Regulation S, and no “directed selling efforts,” as defined in Regulation S, were made in the United States by the Company, a distributor of the Company’s shares, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the subscription agreements contain representations to support the Company’s reasonable belief that the Investors are non-“U.S. persons,” as defined by Regulation S.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Amended and Restated Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

June 27, 2008	By:	/s/ Jorge Nigaglioni
Jorge Nigaglioni
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amended and Restated Subscription Agreement.